FORM 8-A

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             SAC Technologies, Inc.
             (Exact name of registrant as specified in its charter)


               Minnesota                                 41-1741861
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


4444 West 76th Street, Suite 600, Edina, Minnesota          55435
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     (Address of principal executive offices)             (Zip Code)


         Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class to be so        Name of each exchange on which each
         registered                          class is to be registered.

   Common Stock, $0.01 par value per share           Boston Stock Exchange


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchanged Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this Form relates (if applicable):

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF SMALL BUSINESS ISSUER'S SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of common stock, $0.01 par value per share, of SAC Technologies, Inc., a Minnesota corporation (the "Small Business Issuer"). The description of the common stock to be registered hereunder is set forth under the caption "Description of Securities" at page 30 of the Small Business Issuer's registration statement on Form SB-2 (Registration No. 333-16451), filed with the Securities and Exchange Commission on January 10, 1997 (the "Registration Statement"), and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

Not applicable.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SAC TECHNOLOGIES, INC.

Date: October 27, 1997


By   /s/ Gary E. Wendt
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         Gary E. Wendt, Chief Financial Officer